UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2022

CEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300-3295 Quality Way
Windsor, Ontario
Canada
N8T 3R9
(Address of principal executive offices, including zip code)

(519) 419-4958
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures in Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The issuances described in Item 5.02 are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering.

Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On April 19, 2022, Dr. Usamakh Saadikh resigned from his position as a director on the Board of Directors (the “Board”) of CEN Biotech, Inc., an Ontario, Canada corporation (the “Company”) as well as all other positions with the Company effective immediately. Dr. Usamakh Saadikh, was a member of our Board and the Vice President of International Business Development since June 2018. The foregoing resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices by Dr. Saadikh. A copy of Dr. Saadikh’s resignations letter sent via email, dated April 20, 2022, is filed as Exhibits 17.1 hereto.

Appointment of Directors

On April 18, 2022, the Board appointed the following persons as members of its Board effective April 18, 2022:

●	Josef Tukacs; and
●	George Dragicevic.

Josef Tukacs, age 50, is a business owner specializing in project funding and business capital structures. He is the owner of Corporate Finance Services Inc. which provides financial and CFO expertise to small and medium-sized companies. Mr. Tukacs has owned and operated his family’s companies in the construction and landscaping industries and financial sectors since 2006. Using debt and equity solutions, Mr. Tukacs aims to assist his client’s success through cash flow management, reporting engagement, and exit strategies. We believe that Mr. Tukacs’ financial acumen and high customer service standards will bring expertise to the board.

George Dragicevic, age 55, is an independent, licensed real estate broker in Windsor, Ontario. For nearly 20 years, Mr. Dragicevic has managed the comprehensive fields of Development and Site Selection for national retailers and developers alike. His extensive experience and skills in developing and implementing real estate strategies have earned him a reputation as a seasoned professional in areas of retail, commercial, residential and industrial real estate development. Mr. Dragicevic has an Honours Bachelor of Commerce Degree from the University of Windsor and is active in his community with leadership positions within various civic and community organizations. We believe that his business experience and negotiating skills will bring valuable experience to the Board.

Settlement Agreements with Departing Officers and Directors

As reported by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2022, on April 14, 2022, the following persons resigned from the following positions from the Company. Bahige (Bill) Chaaban resigned from his positions as Chief Executive Officer, President, Chairman of the Board of Directors Company effective at the close of business on April 14, 2022. Alex Tarrabain resigned from his positions as the Company’s Chief Financial Officer and Director effective at the close of business on April 14, 2022. Rick Purdy resigned from his positions as Company’s Senior Vice President of Deals and Acquisitions and Director effective at the close of business on April 14, 2022. Amen Ferris resigned from his positions as Company’s Vice President and Director effective at the close of business on April 14, 2022. Joseph Byrne resigned from his positions as a Director of the Company effective at the close of business on April 14, 2022. Additionally, Richard Boswell resigned from his positions as the Company’s Senior Executive Vice President and Director effective as of April 15, 2022. The foregoing resignations shall be referred to together herein as the “Resignations”. Subsequent to the effectiveness of the above Resignations, the above named persons no longer hold any positions with the Company. In connection with the Resignations, the Company has entered into the settlement agreements described below with the following persons.

Settlement Agreement with Bahige (Bill) Chaaban

On April 19, 2022, the Company, entered into a settlement agreement with Bahige (Bill) Chaaban (the “Chaaban Settlement Agreement”) pursuant to which the Company agreed to issue Mr. Chaaban 1,785,096 restricted shares of its common stock in exchange for the accrued salary of $133,882.19 owed to Mr. Chaaban as of the date of his resignation from the Company pursuant to his employment agreement with the Company. Pursuant to the Chaaban Settlement Agreement, Mr. Chaaban’s Employment Agreement with the Company dated November 30, 2017, was terminated as of April 14, 2022. Pursuant to the Chaaban Settlement Agreement, Mr. Chaaban agreed to release the Company from any claims, as such term is defined thereunder, that Mr. Chaaban may have against the Company. The foregoing description of the Chaaban Settlement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Chaaban Settlement Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Settlement Agreement with Alex Tarrabain

On April 19, 2022, the Company, entered into a settlement agreement with Alex Tarrabain (the “Tarrabain Settlement Agreement”) pursuant to which the Company agreed to issue Mr. Tarrabain 1,196,673 restricted shares of its common stock in exchange for the accrued salary of $89,682.19 owed to Mr. Tarrabain as of the date of his resignation from the Company pursuant to his employment agreement with the Company. Pursuant to the Tarrabain Settlement Agreement, Mr. Tarrabain’s Employment Agreement with the Company dated May 21, 2019, was terminated as of April 14, 2022. Pursuant to the Tarrabain Settlement Agreement, Mr. Tarrabain agreed to release the Company from any claims, as such term is defined thereunder, that Mr. Tarrabain may have against the Company. The foregoing description of the Tarrabain Settlement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Tarrabain Settlement Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Settlement Agreement with Rick Purdy

On April 19, 2022, the Company, entered into a settlement agreement with Rick Purdy (the “Purdy Settlement Agreement”) pursuant to which the Company agreed to issue Mr. Purdy 150,483 restricted shares of its common stock in exchange for the accrued salary of $11,286.19 owed to Mr. Purdy as of the date of his resignation from the Company pursuant to his employment agreement with the Company. Pursuant to the Purdy Settlement Agreement, Mr. Purdy’s Employment Agreement with the Company dated December 6, 2021, was terminated as of April 14, 2022. Pursuant to the Purdy Settlement Agreement, Mr. Purdy agreed to release the Company from any claims, as such term is defined thereunder, that Mr. Purdy may have against the Company. The foregoing description of the Purdy Settlement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purdy Settlement Agreement, which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.

Settlement Agreement with Ameen Ferris

On April 19, 2022, the Company, entered into a settlement agreement with Ameen Ferris (the “Ferris Settlement Agreement”) pursuant to which the Company agreed to issue Mr. Ferris 433,096 restricted shares of its common stock in exchange for the accrued salary of $32,482.19 owed to Mr. Ferris as of the date of his resignation from the Company pursuant to his employment agreement with the Company. Pursuant to the Ferris Settlement Agreement, Mr. Ferris’s Employment Agreement with the Company dated April 2, 2021, was terminated as of April 14, 2022. Pursuant to the Ferris Settlement Agreement, Mr. Ferris agreed to release the Company from any claims, as such term is defined thereunder, that Mr. Ferris may have against the Company. The foregoing description of the Ferris Settlement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Ferris Settlement Agreement, which is filed herewith as Exhibit 10.4 and is incorporated by reference herein.

Settlement Agreement with Richard Boswell

On April 19, 2022, the Company, entered into a settlement agreement with Richard Boswell (the “Boswell Settlement Agreement”) pursuant to which the Company agreed to issue Mr. Boswell 1,785,096 restricted shares of its common stock in exchange for the accrued salary of $133,882.19 owed to Mr. Boswell as of the date of his resignation from the Company pursuant to his employment agreement with the Company. Pursuant to the Boswell Settlement Agreement, Mr. Boswell’s Employment Agreement with the Company dated November 30, 2017, was terminated as of April 15, 2022. Pursuant to the Boswell Settlement Agreement, Mr. Boswell agreed to release the Company from any claims, as such term is defined thereunder, that Mr. Boswell may have against the Company. The foregoing description of the Boswell Settlement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Boswell Settlement Agreement, which is filed herewith as Exhibit 10.5 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1*	Settlement Agreement dated April 19, 2022 between the registrant and Bahige (Bill) Chaaban.
10.2*	Settlement Agreement dated April 19, 2022 between the registrant and Alex Tarrabain.
10.3*	Settlement Agreement dated April 19, 2022 between the registrant and Rick Purdy.
10.4*	Settlement Agreement dated April 19, 2022 between the registrant and Ameen Ferris.
10.5*	Settlement Agreement dated April 19, 2022 between the registrant and Richard Boswell.
17.1*	Resignation Letter from Dr. Usamakh Saadikh dated April 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: April 21, 2022	By:	/s/ Brian S. Payne
Brian S. Payne
Chief Executive Officer (principal executive officer)